Exhibit 23.2


                    CONSENT OF INDEPENDENT ACCOUNTANTS



     We hereby consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-52125) pertaining to the Ashland Inc. Deferred Compensation and Stock Incentive Plan for Non-Employee Directors, in the Registration Statement (Form S-8 No. 2-95022) pertaining to the Ashland Inc. Amended Stock Incentive Plan for Key Employees, in the Registration Statement (Form S-8 No. 33-32612) pertaining to the Ashland Inc. Employee Savings Plan, in the Registration Statement (Form S-8 No. 33-26101) pertaining to the Ashland Inc. Long-Term Incentive Plan, in the Registration Statement (Form S-8 No. 33-55922) pertaining to the Ashland Inc. 1993 Stock Incentive Plan, in the Registration Statement (Form S-8 No. 33-49907) pertaining to the Ashland Inc. Leveraged Employee Stock Ownership Plan, in the Registration Statement (Form S-8 No. 33-62901) pertaining to the Ashland Inc. Deferred Compensation Plan, in the Registration Statement (Form S-8 No. 333-33617) pertaining to the Ashland Inc. 1997 Stock Incentive Plan, in the Registration Statement (Form S-3 No. 333-78675) pertaining to the registration of 68,925 shares of Ashland Inc. Common Stock, in the Registration Statement (Form S-3 No. 333-36842) pertaining to the registration of 96,600 shares of Ashland Inc. Common Stock, in the Registration Statement (Form S-8 No. 333-54766) pertaining to the Amended and Restated Ashland Inc. Incentive Plan, and in the Registration Statement (Form S-3 No. 333-70651) pertaining to the offering of $600,000,000 of Debt Securities, Preferred Stock, Depository Shares, Common Stock and/or Warrants of Ashland Inc., of our report dated February 7, 2001, relating to the financial statements of Marathon Ashland Petroleum LLC included in this Annual Report (Form 10-K/A Amendment No. 1) for the year ended September 30, 2000.





                                        /s/ PricewaterhouseCoopers LLP
                                        PricewaterhouseCoopers LLP
                                        Pittsburgh, PA

March 30, 2001